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                        LEGG MASON, INC.
                    111 SOUTH CALVERT STREET
                   BALTIMORE, MARYLAND  21202




                          July 28, 1994


Board of Directors
Legg Mason, Inc.
111 South Calvert Street
Baltimore, Maryland  21202

     RE:  Legg Mason, Inc.
          399,991 Shares of Common Stock

Gentlemen:

     This opinion is being furnished in connection with the proposed secondary offering of up to 399,991 shares (the "Shares") of Common Stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") covered by the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended. The Shares were issued to certain selling stockholders (the "Selling Stockholders") identified in the prospectus (the "Prospectus") constituting part of the Registration Statement.

     Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, By-laws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

     Based upon and subject to the foregoing, it is my opinion that the Shares have been duly and validly authorized and constitute legally issued, full paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and

                                               Exhibits 5 and 23(b)

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in the Prospectus.  In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933.

                                   Very truly yours,



                                   /s/ Theodore S. Kaplan
                                   Theodore S. Kaplan
                                   General Counsel

TSK/mbm

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